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                            AVIS RENT A CAR, INC.
                                 SUBSIDIARIES

Avis Rent A Car System, Inc.

 Avis International, Ltd.

  Avis Management Pty. Limited

    We Try Harder Pty. Limited

    Chaconne Pty. Limited

      W.T.H. Pty. Limited

        Auto Accident Consultants Pty. Limited

        W.T.H. Fleet Leasing Pty. Limited

        Avis Services Pty. Limited

  Avis Management Services, Limited

  Abitra S.A.

  Avis Caribbean, Limited

    Avis Rent A Car de Puerto Rico, Inc.

    Virgin Islands Enterprises, Inc.

  Avis Asia and Pacific, Limited

    Avis Rent A Car Limited

    Altra Auto Rental Limited

  WTH Canada, Inc.

    Aviscar Inc.

    Avis Services Canada, Inc.

  Avis Rent A Car (Hong Kong) Ltd.

  West Indies Car Rental Limited

 Avis Enterprises, Inc.

    Avis Service, Inc.

    Avis Lube, Inc.

 Pathfinder Insurance Company

 PF Claims Management, Ltd.

 Avis Leasing Corporation

 Zam, Inc.

 Global Excess & Reinsurance Ltd.

 Constellation Reinsurance Company Limited

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 We Try Harder Japan Co., Ltd.

 Servicios Avis S.A.

 Avis Rent A Car Limited

 Avis Rent A Car Sdn. Bhd.

 Avis Rent A Car Sdn. Bhd.

 Avis Rent A Car Limited

 First Gray Line Corporation

   First Gray Line West Corporation

     Grand Rent A Car Corp.

 AESOP Leasing L.P.

 AESOP Funding II L.L.C.

   Reserve Claims Management Co.